Exhibit 10.31

AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of the 7th day of November, 2007, by and between XELR8, Inc., a Colorado corporation (“XELR8”), with a principal place of business of 480 S. Holly Street, Denver, Colorado 80246, and Acceleration Sports Institute, a South Carolina corporation (“ASI”), with a principal place of business of 1650 Skylyn Drive, Suite 100, Spartanburg SC, 29307.

RECITALS

A.       XELR8 is engaged in the distribution and sale of dietary supplements, vitamins and nutritional supplement products.

B.        ASI is an elite athletic training center that promotes nutrition, training, and nutritional supplementation to its clients.

C.        ASI desires to promote the entire line of XELR8 products and be supported with marketing, training, educational, and sales materials and services, and XELR8 desires to be the exclusive provider of nutritional supplements to ASI for their clients and various facilities.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and undertakings set forth below, and in reliance on the recitals set forth above, the parties agree as follows:

1.         During the term of this Agreement, ASI agrees to distribute XELR8’s dietary supplements, vitamins and nutritional supplement products (the “XELR8 Products”), and ASI agrees that it shall not distribute dietary supplements, vitamins or nutritional supplements other than the XELR8 Products. From time to time, XELR8 and ASI shall separately agree as to the specifications, prices and other terms and conditions of the particular XELR8 Products to be sold by ASI. XELR8 agrees to provide ASI with marketing, training, educational, and sales materials and services in connection with the XELR8 Products.

2.         Nothing in this Agreement shall be deemed to restrict in any manner XELR8 from selling the XELR8 Products to any other training centers or any distribution/sales system it so chooses.

3.         This Agreement shall commence on the date hereof and shall continue for one year. Thereafter, this Agreement shall renew automatically for successive one-year periods until terminated by either party upon 60 days prior written notice.

4.         Each party hereto represents and warrants that it has the authority to execute this Agreement.

5.         The parties agree that ASI is an independent contractor in the performance of this Agreement. Nothing in this Agreement shall be construed to create a joint venture, partnership or agency, and neither party is the representative or agent of the other. Nothing in this

Agreement is intended to, nor shall be construed to violate any statutes, rules or regulations of any jurisdiction pertaining to anti-trust or anti-competition.

6.         This Agreement embodies the entire understanding of the parties with respect to the subject matter of this Agreement.

7.         In the event that any of the provisions or portions thereof of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions hereof will not be affected thereby.

8.         This Agreement may not be amended except in a writing signed by both parties.

9.         This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflict of laws principles.

10.       Any dispute relating to this Agreement, or to the breach of this Agreement arising between XELR8 and ASI, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) before a single arbitrator, which arbitration may be initiated by any party hereto by written notice to the other of such party’s desire to arbitrate the dispute. The arbitration proceedings shall take place in Denver, Colorado, and shall be administered by the AAA. Any arbitration under this Agreement shall be governed by Colorado’s Uniform Arbitration Act of 1975, C.R.S.§ 13-22-201 et seq. as amended.

IN WITNESS WHEREOF, XELR8 and ASI have executed this Agreement as of the date first above written.

XELR8, INC.		Acceleration Sports Institute

By:	/s/ John Pougnet	By:	/s/ Daren Cady
	John D. Pougnet		Darren Cady
Its:	CEO/CFO	Its:	President